Exhibit 99.1

Hanover Bancorp, Inc. Announces Pricing of Initial Public Offering of Common Stock

05/10/2022

MINEOLA, N.Y., May 10, 2022 (GLOBE NEWSWIRE) -- Hanover Bancorp, Inc. (the “Company”), parent company of Hanover Community Bank, today announced the pricing of its initial public offering of 1,275,000 shares of its common stock at a public offering price of $21.00 per share. The offering is expected to result in gross proceeds to the Company of approximately $26.8 million. The net proceeds to the Company, after deducting the underwriting discount and estimated offering expenses, are expected to be approximately $24.0 million.  In addition, the Company has granted the underwriters a 30-day option to purchase up to 191,250 additional shares of common stock from the Company at the initial public offering price, less the underwriting discount, to cover any over-allotments.  The shares are expected to begin trading on Wednesday, May 11, 2022, on the NASDAQ Global Select Market under the symbol “HNVR.”

Stephens Inc. and Piper Sandler & Co. and are serving as joint book-running managers.

The offering will be made only by means of a prospectus. Copies of the final prospectus relating to the offering may be obtained from Stephens Inc., 111 Center Street, Little Rock, AR 72201, or by phone at 1-800-643-9691; or Piper Sandler & Co., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, or by phone at 1-800-747-3924, or by email at prospectus@psc.com.

The Securities and Exchange Commission (the “SEC”) declared the Registration Statement on Form S-1 (File No: 333-262920) relating to the common stock effective on May 10, 2022. This press release shall not constitute an offer to sell nor the solicitation of an offer to buy, nor shall there be any sale of the common stock, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. The common stock to be offered in the initial public offering will not be insured by the Federal Deposit Insurance Corporation or any other governmental agency.

About Hanover Bancorp, Inc.

Hanover Bancorp, Inc., is a locally owned and operated privately held stock bank holding company for Hanover Community Bank, a community commercial bank focusing on highly personalized and efficient services and products responsive to local needs. Management and the Board of Directors are comprised of a select group of successful local businessmen and women who are committed to the success of the Bank by knowing and understanding the metro-New York area’s financial needs and opportunities. Backed by state-of-the-art technology, Hanover offers a full range of financial services. Hanover employs a complete suite of consumer and commercial banking products and services, including multi-family and commercial mortgages, residential loans, business loans and lines of credit. Hanover also offers its customers access to 24-hour ATM service with no fees attached, free checking with interest, telephone banking, advanced technologies in mobile and internet banking for our consumer and business customers, safe deposit boxes and much more. The Company’s corporate administrative office is located in Mineola, New York where it also operates a full service branch office along with additional branch locations in Garden City Park, Forest Hills, Flushing, Sunset Park, Rockefeller Center, Chinatown, New York, and Freehold, New Jersey.

Hanover Community Bank is a member of the Federal Deposit Insurance Corporation and is an Equal Housing/Equal Opportunity Lender. For further information, call (516) 548-8500 or visit the Bank’s website at www.hanoverbank.com.

Cautionary Note Regarding Forward-Looking Statements

This release may contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and may be identified by the use of such words as "may," "believe," "expect," "anticipate," "should," "plan," "estimate," "predict," "continue," and "potential" or the negative of these terms or other comparable terminology. Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, results of operations and business of Hanover Bancorp, Inc. Any or all of the forward-looking statements in this release and in any other public statements made by Hanover Bancorp, Inc. may turn out to be incorrect. They can be affected by inaccurate assumptions Hanover Bancorp, Inc. might make or by known or unknown risks and uncertainties including the risks detailed in the "Cautionary Note Regarding Forward-Looking Statements," "Risk Factors" and other sections of the Registration Statement filed with the SEC. Further, the adverse effect of the COVID-19 pandemic on the Company, its customers, and the communities where it operates may adversely affect the Company’s business, results of operations and financial condition for an indefinite period of time. Consequently, no forward-looking statement can be guaranteed. Hanover Bancorp, Inc. does not intend to update any of the forward-looking statements after the date of this release or to conform these statements to actual events.

Investor and Press Contacts:
Brian K. Finneran
President

Lance P. Burke
Chief Financial Officer
(516) 548-8500